ARTICLES OF INCORPORATION

Corporation Division                   OREGON SECRETARY OF STATE

E-FILED October 08, 2018

REGISTRY NUMBER 1483686-99

TYPE  DOMESTIC BUSINESS CORPORATION

1. ENTITY NAME
DOCAMPUS INC

2. MAILING ADDRESS
OREGON REGISTERED AGENT LLC
5305 RIVER RD N STE B, KEIZER, OR 97303

3. NAME & ADDRESS OF REGISTERED AGENT
OREGON REGISTERED AGENT LLC

OREGON REGISTERED AGENT LLC
5305 RD N STE B, KEIZER, OR 97303

4. INCORPORATORS
PHILIPP BRUNS

OREGON REGISTERED AGENT LLC
5305 RD N STE B, KEIZER, OR 97303

5. NUMBER OF SHARES
30000000

6. OPTIONAL PROVISIONS

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

By typing my name in the electronic signature field, I am agreeing to conduct business electronically with the State of Oregon. I understand that transactions and/or signatures in records may not be denied legal effect solely because they are conducted, executed, or prepared in electronic form and that if a law requires a record or signature to be in writing, an electronic record or signature satisfies that requirement.

ELECTRONIC SIGNATURE
PHILIPP BRUNS